Exhibit 5.1

Tel 713.758.2222  Fax 713.758.2346

September 13, 2016

Western Refining Logistics, LP

123 West Mills Ave., Suite 200

El Paso, Texas 79901

Ladies and Gentlemen:

We have acted as counsel for Western Refining Logistics, LP, a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the registration by the Partnership with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Partnership of up to 8,625,000 common units representing limited partner interests in the Partnership (the “Units”). We have participated in the preparation of a Prospectus Supplement dated September 7, 2016 (the “Prospectus Supplement”) and the Prospectus dated June 8, 2015 (the “Prospectus”) forming part of the Registration Statement on Form S-3 (No. 333-204437) (the “Registration Statement”). The Prospectus Supplement has been filed pursuant to Rule 424(b) promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined and relied upon (i) the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), (ii) the Registration Statement, the Prospectus and the Prospectus Supplement, (iii) the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 30, 2015, (iv) the Certificate of Limited Partnership of the Partnership, dated July 17, 2013, (v) an Underwriting Agreement, dated September 7, 2016 relating to the offering and sale of the Units (the “Underwriting Agreement”), a copy of which is being filed with the Commission as an exhibit to the Partnership’s Current Report on Form 8-K on or about the date hereof, (vi) certain resolutions adopted by the board of directors of Western Refining Logistics GP, LLC, the general partner of the Partnership, approving and authorizing, among other things, the Registration Statement, the Prospectus Supplement, the Underwriting Agreement and other matters relating to the offering of the Units and (vii) such other certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed.

Based upon and subject to the foregoing and the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Units are duly and validly authorized for issuance and, upon payment and delivery of the Units in accordance with the Underwriting Agreement, the Prospectus Supplement and the Prospectus, will be validly issued, fully paid and non-assessable.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

September 13, 2016 Page 2

The opinions expressed herein are qualified in the following respects:

A. We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

B. This opinion is limited in all respects to federal laws, the Delaware LP Act and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Current Report on Form 8-K of the Partnership dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our Firm under the heading “Legal Matters” in the Prospectus Supplement and the Prospectus. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.